Exhibit 23.2

Consent of Independent Registered Public Accountants—PricewaterhouseCoopers LLP

Consent of Independent Registered Public Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 3, 2003 relating to the financial statements and financial statement schedule, which appears in Oregon Steel Mills, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.

(signed) PricewaterhouseCoopers LLP

Portland, Oregon
July 21, 2004